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                                                                   EXHIBIT 10.68


                 RESTATED AND AMENDED REVOLVING PROMISSORY NOTE

$15,000,000.00                                                  ALBANY, NEW YORK
                                                         AS OF FEBRUARY 18, 2000


        This RESTATED AND AMENDED REVOLVING PROMISSORY NOTE is made and executed this 18th day of February, 2000 by DECORA, INCORPORATED, a Delaware corporation authorized to do business in the State of New York as DECORA MANUFACTURING and having an office at 1 Mill Street, Fort Edward, New York 12828 (the "Borrower") to and in favor of FLEET NATIONAL BANK, its successors and/or assigns, a national banking association organized and existing under the laws of the United States of America and having a principal place of business at 69 State Street, Albany, New York 12207 (the "Bank").

        WHEREAS, the Bank is the holder of a $15,000,000.00 Restated and Amended Promissory Note (Revolving Line of Credit) executed by the Borrower in favor of the Bank on April 29, 1998 (the "Prior Note"); and

        WHEREAS, the Borrower agrees and confirms that the aggregate principal amount outstanding pursuant to the terms of the Prior Note is $ 10,017,000.00, all interest having been paid to January 31, 2000, and that there are no offsets, claims, setoffs, defenses or counterclaims against payment of said amount; and

        WHEREAS, the Borrower and the Bank desire to modify, amend and restate in full the terms of the Prior Note as hereinafter set forth.

        NOW, THEREFORE, the Borrower and the Bank agree that the Prior Note is hereby modified and restated in full in the principal amount of $15,000,000.00, with interest payable as hereinafter set forth. Said modified and restated note is hereinafter called the "Note" and provides as follows:

        FOR VALUE RECEIVED, the undersigned, DECORA, INCORPORATED, a Delaware corporation with its principal place of business at 1 Mill Street, Fort Edward, New York 12828 (the "Borrower") promises to pay in immediately available funds to the order of FLEET NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America, having an office located at 69 State Street, Albany, New York 12207, its successors and assigns (the "Bank"), at the Bank's office located at 69 State Street, Albany, New York 12207, or at such other place as may be designated from time to time by the Bank, the unpaid amount of all sums that have been advanced to or for the benefit of the Borrower in accordance with the terms hereof as shown on the records of the Bank, not to exceed the aggregate sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00), lawful money of the United States of America, plus interest on the unpaid principal balance, at the Floating Rate computed from the date hereof. All payments due hereunder shall be in lawful money of the United States in


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immediately available funds. The records of the Bank, maintained in the ordinary course of business, shall be prima facie evidence of the existence and amounts of the Borrower's obligations recorded therein. All computations of interest under this Note shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. Any capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Loan Agreement (as defined below). This Note is governed by and subject to all of the representations, warranties, covenants, terms and conditions contained in the Loan Agreement.

        As used herein, the following terms shall have the following meanings:

Business Day - In respect of any date specified in this Note, a day on which commercial banks settle payments in New York City.

Default Rate - After maturity or after judgment has been rendered on this Note, or upon an Event of Default after the expiration of any applicable cure period, the unpaid principal of all advances under this Note shall, at the option of the Bank, bear interest at a rate which is four (4) percentage points per annum greater than that which would otherwise be applicable.

Event of Default - Any of those events defined as an Event of Default under the Loan Agreement.

Floating Rate - The Prime Rate plus two and one quarter (2 1/4%) percent.

Loan - The loan of $15,000,000.00 by the Bank to the Borrower.

Loan Agreement - That Restated Secured Revolving Line of Credit Agreement between the Borrower and Bank, dated as of April 29, 1998 as amended by amendment to Loan Agreement dated the date hereof, and future modifications and amendments thereto.

Maturity Date - May 1, 2001.

Note - This Restated and Amended Revolving Promissory Note.

Prime Rate - The variable per annum rate of interest so designated from time to time by Fleet National Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in this interest rate shall be effective on the date the change in the Prime Rate occurs, without notice to Borrower.

Interest at the Floating Rate shall be payable monthly in arrears commencing March 1, 2000, and continuing on the first day of each and every month thereafter until and including April 1, 2001. The entire unpaid balance of principal, plus accrued interest, on the Loan shall be due and payable in any event on the Maturity Date. Advances under this Note shall be reflected on the records of the Bank. The Bank shall not be obligated to make advances under this Note (1) if an Event of Default has occurred or (2) if in the Bank's sole judgment, a material adverse change in the Borrower's financial condition has occurred, or (3) if Borrower has failed to observe or perform


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any other covenant or agreement in the Loan Documents or in any other note or agreement executed by the Borrower in favor of the Bank.

        Events of Default. Upon the occurrence of an Event of Default and the expiration of any applicable cure period, the Bank may, in its sole discretion, accelerate payment under this Note and all interest accrued hereon shall become due and payable forthwith at the election of the holder and the payment and acceptance of any sum on account of this Note shall not be considered a waiver of such right of election. No waiver of any default hereunder or under the Loan Agreement shall be considered a waiver of any other or subsequent default. Upon an Event of Default the unpaid principal balance due hereunder shall, at the option of the holder, bear interest at the Default Rate.

        Absent an Event of Default, all payments made hereunder shall be applied first to the payment of accrued interest to the date of payment, second to the reduction of principal, third to the payment of any late charges and last to the fees and expenses of the Bank. If an Event of Default occurs hereunder, the Bank may apply any payments received to any sums due hereunder in such manner as it deems appropriate.

        Limitation on Interest. All agreements between Borrower and Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Bank in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect. If under or from any circumstances whatsoever fulfillment of any provision hereof or of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Bank.

        Security; Setoff. The Borrower hereby grants to Bank a lien, security interest and right of setoff as security for all liabilities and obligations of the Borrower to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of FleetBoston Financial Group, Inc. and its successors and/or assigns or in transit to any one of them. At any time, without demand or notice, the Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower even though unmatured


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and regardless of the adequacy of any other collateral securing the Loan. ANY
AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, IF ANY, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

        No Waiver by Bank. The powers and remedies given hereby, shall not be exclusive of any other powers or remedies available to the Bank. No course of dealings between the undersigned and the Bank and no delay on the part of the Bank in exercising any rights with respect to any default shall operate as a waiver of any rights of the Bank. Failure on the part of the Bank to exercise any rights with respect to any default shall not operate as a waiver of any rights with respect to any other default. The Borrower agrees to pay all reasonable costs and expenses incurred by the holder hereof in enforcing this Note, including without limitation, reasonable attorney's fees and legal expenses.

        Severability. If any provisions of this Note or the application of it to any person or circumstance, shall be invalid or unenforceable, the remainder of this Note or the application of those provisions to persons or circumstances other than those as to which is held invalid or unenforceable, shall not be affected and every other provision of this Note shall be valid and fully enforceable.

        Pledge. The Bank may at any time pledge all or any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.

        Assignment. This Note, and all rights of the Bank hereunder, may be assigned by the Bank, but this Note may not be assigned by the undersigned. The purchaser, assignee, transferee, or pledgee of this Note shall be entitled to all rights of the Bank hereunder as if said purchaser, assignee, transferee, or pledgee were originally named in this Note.

        Waiver of Trial by Jury. BORROWER AND BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS NOTE AND MAKE THE LOAN.

        Governing Law. The terms of conditions of this Note shall be governed by the laws of the State of New York.


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        Borrower waives presentment, demand for payment, protest, and notice of nonpayment with respect to this Note.

        This Note may not be waived, changed, modified or discharged orally, but only by agreement in writing signed by the party against whom any enforcement of any waiver, change, modification or discharge is sought.

        This Note restates and amends that $15,000,000.00 Restated Revolving Promissory Note, dated April 29, 1998, from the Borrower to the Bank.

        IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the day and year first above written.


                                        DECORA, INCORPORATED



                                        By:________________________________
                                           Name:
                                           Title:


                                 ACKNOWLEDGMENT


STATE OF NEW YORK            )
                             ) ss:
COUNTY OF _______________    )

        On February 18, 2000, before me personally came _________________, to me known, who being by me duly sworn, did depose and say that he is the _________________ of DECORA, INCORPORATED, the corporation described in the foregoing instrument, and acknowledged that he executed the same by power of the Board of Directors of such corporation.


                                        _______________________________________
                                                     Notary Public




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